RECEIVED

FEB 20 2015

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

NEVADA AGENCY AND TRANSFER COMPANY

Filed in the office of	Document Number 20150076380-12
Barbara K. Cegavske	Filing Date and Time 02/19/2015 2:24 AM
Barbara K. Cegavske Secretary of State State of Nevada	Entity Number E0653232012-4

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Brista Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3. The number of shares with par value shall be 375,000,000, par value $.001 per share.

Effective as of February 23, 2015, each issued and outstanding share of Common Stock of the Corporation shall be automatically and with no further action by the holder of such shares, split into five shares of Common Stock of the Corporation.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Not Applicable

4. Effective date and time of filing: (optional) Date: 2/23/15 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.